BioSpecifics Technologies Corp. Announces Filing by Sobi for
EU Approval of XIAPEX for Peyronies Disease

LYNBROOK, NY – June 25, 2014 - BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products marketed as XIAFLEX® in the U.S. and XIAPEX® in the EU, announced today that Swedish Orphan Biovitrum AB (Sobi) has filed for an extension of the label for XIAPEX (the EU trade name for collagenase clostridium histolyticum or CCH) with the European Medicines Agency (EMA) to include the indication of Peyronie's disease. XIAPEX is currently approved for the treatment of Dupuytren's contracture in adult patients with a palpable cord. BioSpecifics' partner, Auxilium Pharmaceuticals, Inc. (Auxilium) is partnered with Sobi for the marketing of XIAPEX in 71 Eurasian and African countries for the treatment of Dupuytren's contracture, and Peyronie's disease pending applicable regulatory approvals.

“We have been very encouraged by the progress made on the commercial front by our partner Auxilium for the U.S. launch of XIAFLEX for Peyronie’s disease and expect that Peyronie's disease patients in the EU are also eager for an effective and minimally invasive therapy to treat this physically and psychologically devastating disease,” said Thomas L. Wegman, President of BioSpecifics. “We look forward to the EMA’s decision.”

The filing is based on positive safety and efficacy outcome data from two double-blind placebo-controlled studies, IMPRESS I and II (The Investigation for Maximal Peyronie's Reduction Efficacy and Safety Studies), which evaluated XIAPEX for the treatment of Peyronie's disease. This filing follows the approval from the United States Food and Drug Administration (FDA) in December 2013 of XIAFLEX (collagenase clostridium histolyticum) for the treatment of adult men with Peyronie's disease with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications to date. Injectable collagenase is approved for marketing as XIAFLEX® (CCH) in the U.S. for the treatment of adult Dupuytren's contracture patients with a palpable cord in the palm and for Peyronie's disease in men with a palpable plaque and a curvature deformity of 30 degrees or greater at the start of therapy by BioSpecifics' partner, Auxilium. Auxilium is partnered with Actelion Pharmaceuticals Ltd. for the marketing of XIAFLEX in Canada and Australia, and Swedish Orphan Biovitrium AB for the marketing of XIAPEX® in 71 Eurasian and African countries for the treatment of Dupuytren's contracture, and Peyronie's disease pending applicable regulatory approvals. CCH is in clinical development for the treatment of several additional promising indications. Auxilium is testing CCH for frozen shoulder syndrome in a Phase 2b study and also for cellulite in a Phase 2a study. BioSpecifics is currently managing the development of CCH for the treatment of human and canine lipomas. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This release includes "forward-looking statements" within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are "forward-looking statements." The forward-looking statements include statements concerning, among other things, the filing by Sobi of an extension for XIAPEX®, the outcome of EMA’s decision regarding such extension application, pending regulatory approvals for the use of XIAPEX® for the treatment of Peyronie’s disease, expectations around the receipt of XIAFLEX by patients in the EU, and the outcome of the IMPRESS I and II studies. In some cases, these statements can be identified by forward-looking words such as "believe," "expect," "anticipate," "plan," "estimate," "likely," "may," "will," "could," "continue," "project," "predict," "goal," the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on BioSpecifics' current expectations and its projections about future events. There are a number of important factors that could cause BioSpecifics' actual results to differ materially from those indicated by such forward-looking statements, including the ability of Auxilium and its partners to achieve their respective objectives for CCH in their applicable territories; the uncertainties inherent in the initiation of future clinical trials; Auxilium or any of its partners modifying their respective objectives and/or allocating resources other than to CCH; the potential market for CCH in a given indication being smaller than anticipated; the potential of CCH to be used in additional indications and the initiation, timing and outcome of clinical trials of CCH for additional indications; the timing of regulatory filings and action; the receipt of any applicable milestone payments from Auxilium; and other risk factors identified in BioSpecifics' Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and its Current Reports on Form 8-K filed with the SEC. All forward-looking statements included in this release are made as of the date hereof, and BioSpecifics' assumes no obligation to update these forward-looking statements.

Contact:
BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com